                                                                    Exhibit 11.1


                              NATURAL WONDERS, INC.
                        COMPUTATION OF PER SHARE NET LOSS
                                 (In thousands)



                                                         Quarter Ended
                                                  ----------------------------
                                                  October 28,      October 30,
                                                      2000            1999
                                                  -----------      -----------
     Net loss                                      $(4,856)         $(3,884)
                                                   =======          =======

     Weighted average common shares
            outstanding, basic and diluted           7,860            7,865

     Per share net loss, basic and diluted         $ (0.62)         $ (0.49)
                                                   =======          =======